United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Rule 14a-12

MOTUS GI HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MOTUS GI HOLDINGS, INC.
1301 East Broward Boulevard, 3rd Floor

Ft. Lauderdale, FL 33301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 30, 2022

To the Stockholders of Motus GI Holdings, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Motus GI Holdings, Inc. (the “Company”) will be held on June 30, 2022, beginning at 9:30 a.m. local time. In light of the coronavirus pandemic, and in the best interests of public health and the health and safety of our shareholders, employees and Board of Directors, we are planning to hold the Annual Meeting virtually via the internet at www.viewproxy.com/motusgi/2022/vm. You will not be able to attend the Annual Meeting at a physical location. At the Annual Meeting, stockholders will act on the following matters:

●	To elect seven director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2022;

●	To approve an amendment to the Company’s certificate of incorporation, as amended (the “Charter”), to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from two-for-one (2:1) to twenty-for-one (20:1), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the Board (the “Reverse Split”); and

●	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on May 13, 2022 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the Annual Meeting live via the internet or not, you may vote your shares over the internet or by requesting a printed copy of the proxy materials and marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the Annual Meeting live via the internet and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares. We designed the format of this year’s Annual Meeting to ensure that our stockholders who attend the Annual Meeting live via the internet will be afforded the same rights and opportunities to participate as they would at an in person meeting. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting.

You will be able to attend the Annual Meeting, vote your shares, and submit your questions during the Annual Meeting live via the internet by visiting www.viewproxy.com/motusgi/2022/vm. In order to participate in the Annual Meeting live via the internet, you must register at www.viewproxy.com/motusgi/2022 by 11:59 PM eastern time on June 28, 2022. If you are a registered holder, you must register using the Control Number included on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Control Number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting live via the internet (but will not be able to vote your shares) so long as you demonstrate proof that you were a stockholders of record at the close of business on the Record Date. Instructions on how to connect and participate live via the internet, including how to demonstrate that you were a stockholders of record at the close of business on the Record Date, are posted at www.viewproxy.com/motusgi/2022/vm.

IMPORTANT NOTICE OF AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2022

Our proxy materials including our Proxy Statement for the 2022 Annual Meeting and our Annual Report for the fiscal year ended December 31, 2021 are available on the Internet at https://www.cstproxy.com/motusgi/2022. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

By Order of the Board of Directors

/s/ Timothy P. Moran
Timothy P. Moran
Chief Executive Officer

May 20, 2022
Ft. Lauderdale, FL

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

855-200-8274

PROXY STATEMENT

i

MOTUS GI HOLDINGS, INC.

1301 EAST BROWARD BOULEVARD, 3RD FLOOR

FT. LAUDERDALE, FL 33301

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 30, 2022 at 9:30 a.m. local time, or at such other time and place to which the Annual Meeting may be adjourned or postponed. In light of the coronavirus pandemic, and in the best interests of public health and the health and safety of our stockholders, employees and Board of Directors (the “Board”), we are planning to hold the Annual Meeting virtually via the internet, at www.viewproxy.com/motusgi/2022/VM. The enclosed proxy is solicited by the Board of Directors (the “Board”) of Motus GI Holdings, Inc. (the “Company”). The proxy materials relating to the Annual Meeting will first be made available to stockholders entitled to vote at the Annual Meeting on or about May 20, 2022. A list of record holders of the Company’s common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at our principal offices at 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, during normal business hours for ten days prior to the Annual Meeting (the “Stockholder List”) and available during the Annual Meeting.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 30, 2022.

Our proxy materials including our Notice of Internet Availability of Proxy Materials, Proxy Statement for the 2022 Annual Meeting and our annual report for the fiscal year ended December 31, 2021 are available on the Internet at www.viewproxy.com/motusgi/2022/vm. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

In this Proxy Statement, the terms the “Company,” “we,” “us,” and “our” refer to Motus GI Holdings, Inc. The mailing address of our principal executive offices is Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect seven director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2022;

●	To approve an amendment to the Company’s certificate of incorporation, as amended (the “Charter”), to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from two-for-one (2:1) to twenty-for-one (20:1), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the Board (the “Reverse Split”); and

●	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2022, and the approval of an amendment of our Charter to effect the Reverse Split are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR each of the proposals.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish to our stockholders this Proxy Statement and our 2021 Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to our stockholders of record and beneficial owners which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

1

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, May 13, 2022 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the Record Date, we had 55,059,891 outstanding shares of common stock.

Who can attend the meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

How do I attend and vote shares at the Annual Meeting?

Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the Annual Meeting, vote their shares, and submit their questions during the Annual Meeting live via the internet by following the instructions below.

If you are a shareholder of record, you must:

●	Follow the instructions provided on your Notice card to first register at www.viewproxy.com/motusgi/2022 by 11:59 PM eastern time on June 28, 2022. You will need to enter your name, phone number, Control Number (included on your proxy card), and email address as part of the registration, following which you will receive an email confirming your registration, as well as the password to attend the Annual Meeting.

●	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at www.viewproxy.com/motusgi/2022/vm (you will need the Control Number included on your proxy card).

●	If you wish to vote your shares electronically at the Annual Meeting (which you would be able to do even if you had already voted your shares by proxy), there will be a live link provided during the Annual Meeting (you will need the Control Number included on your proxy card to vote). As always, we encourage you to vote your shares prior to the Annual Meeting.

If your shares are held in a “street name,” you must:

●	Obtain a legal proxy from your broker, bank, or other nominee.

●	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at www.viewproxy.com/motusgi/2022/vm (you will need the Control Number assigned to you in your registration confirmation email).

●	If you wish to vote your shares electronically at the Annual Meeting (which you will be able to do even if you have already voted your shares by proxy), there will be a live link provided during the Annual Meeting (you will need the Control Number assigned to you in your registration confirmation email to vote). As always, we encourage you to vote your shares prior to the Annual Meeting.

Further instructions on how to attend the Annual Meeting live via the internet, including how to vote your shares electronically at the Annual Meeting are posted on www.viewproxy.com/motusgi/2022 under Frequently Asked Questions (FAQ). The Annual Meeting will begin, live via the internet, promptly at 9:30 a.m. eastern time on June 30, 2022. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:00 a.m. eastern time, and you should allow ample time for the check-in procedures.

How can I submit a question for the Annual Meeting?

Stockholders may submit questions in writing during the Annual Meeting at www.viewproxy.com/motusgi/2022/vm. Stockholders will need their Control Number (which can be obtained by following the procedures described under the heading “How do I attend and vote shares at the Annual Meeting?” above).

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits.

What if I have technical difficulties during the Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live via the internet. Please be sure to check in by 9:00 a.m. eastern time on June 30, 2022, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting begins live via the internet. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call (866) 612-8937.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the Record Date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

●	Before the Annual Meeting: You can vote on matters that come before the Annual Meeting via the Internet, by following the instructions in the Notice at https://www.cstproxyvote.com/motusgi/2022, or by submitting your proxy card by mail. If you would prefer to vote by mail, please follow the instructions included in the Notice to receive a paper copy of our proxy materials.

If you are a stockholder of record, to submit your proxy by mail or vote via the Internet, follow the instructions on the proxy card or Notice. If you hold your shares in street name, you may vote via the Internet as instructed by your broker, bank or other nominee.

Your shares will be voted as you indicate on your proxy card. If you sign your proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board, or if no recommendation is given, in their own discretion.

●	During the Annual Meeting: If you attend the Annual Meeting and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares by proxy.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by internet or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

2

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation;

●	sending in another duly executed proxy bearing a later date; or

●	attending the Annual Meeting and casting your vote in the manner set forth above.

For purposes of submitting your vote online before the Annual Meeting, you may change your vote until 11:59 p.m. Eastern Time on June 29, 2022. At this deadline, the last vote submitted will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

●	With respect to the first proposal (election of directors, “Proposal 1”), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

●	The second proposal, to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for 2022 (“Proposal 2”), requires the affirmative vote of a majority of the total votes cast, in person or by proxy. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

●	With respect to Proposal 3, the approval of an amendment to our Charter to effect the Reverse Split, the affirmative vote of at least a majority of our issued and outstanding voting securities is required to approve this proposal. As a result, abstentions and broker non-votes, if any, will have the effect of a vote AGAINST this proposal. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

3

What are “broker non-votes”?

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Under the applicable rules governing such brokers, we believe the election of directors (Proposal No. 1) is not likely to be considered a “routine” matter. This means brokers may not be permitted to vote on this matter if the broker has not received instructions from the beneficial owner. We believe the ratification of our independent registered public accounting firm (Proposal No. 2) and the amendment to our certificate of incorporation, as amended (Proposal No. 3), are likely to be considered “routine” matters, and hence your brokerage firm will be able to vote on Proposals No. 2 and 3 even if it does not receive instructions from you, so long as it holds your shares in its name. However, if the approval of Proposals No. 2 or 3 is deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote on such proposals if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

In addition, we have engaged Alliance Advisors, LLC to assist us in soliciting proxies from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to Alliance Advisors, LLC are not to exceed $10,000, plus approved out of pocket expenses.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

4

PROPOSAL 1: TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of seven directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier resignation, death or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the seven nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of our directors who are up for re-election at the 2022 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
Timothy P. Moran	50	Chief Executive Officer and Director	2018
Mark Pomeranz	61	President, Chief Operating Officer and Director	2016
David Hochman	47	Chairman of the Board	2016
Darren Sherman	50	Director	2016
Sonja Nelson	49	Director	2021
Shervin Korangy	47	Director	2017
Gary J. Pruden	60	Director	2017

The following includes a brief biography of each of the nominees standing for election to the Board at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee should serve as a member of our Board.

Directors

Timothy P. Moran, Chief Executive Officer and Director

Mr. Moran has served as Chief Executive Officer since October 1, 2018. Prior to joining us, from 2015 to September 2018, Mr. Moran served as President of the Americas, ConvaTec Group Plc (LON: CTEC) (“ConvaTec”), an international medical products and technologies company, offering products and services in the areas of wound and skin care, ostomy care, continence and critical care and infusion devices. Prior to his employment at ConvaTec, Mr. Moran held roles in sales, marketing and general management over the course of eighteen years at Covidien plc (“Covidien”), an Irish-headquartered global health care products company and manufacturer of medical devices and supplies. While at Covidien, until 2015, Mr. Moran served simultaneously as VP and General Manager of both the SharpSafety and Monitoring & Operating Room divisions. Following the 2015 acquisition of Covidien by Medtronic (NYSE:MDT), Mr. Moran was named the Global Vice President and General Manager of the Patient Care and Safety Division. Mr. Moran also served on the CEO Advisory Council for Advanced Medical Technology Association (AdvaMed), a medical device trade association. Mr. Moran earned a B.A. in Organizational Communication at The State University of New York at Geneseo. Mr. Moran was selected as a director because of his broad commercial experience and leadership in the medical technology sector.

5

Mark Pomeranz, President, Chief Operating Officer and Director

Mr. Pomeranz has served as Chief Operating Officer since September 24, 2018. Prior to his tenure as our Chief Operating Officer, Mr. Pomeranz served as our Chief Executive Officer from December 2016 through September 2018, and as the Chief Executive Officer of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, from 2014 through September 2018. Prior to joining Motus GI Medical Technologies Ltd., from 2008 to 2014, Mr. Pomeranz was the founding CEO of Svelte Medical Systems, a start-up company that is currently commercializing a unique drug eluting stent platform. From 2007 to 2008 Mr. Pomeranz was the Vice President of Research and Development at Prescient Medical, Inc. From 1998 to 2007, Mr. Pomeranz served as Vice President at Cordis, a Johnson & Johnson Company, where his responsibilities included developing new technologies, exploring new market opportunities and leading major restructuring efforts to create cross-functional global commercialization teams. Prior to that, Mr. Pomeranz held a number of senior leadership roles, including positions at Cardiac Pathways Corporations from 1991 to 1998, and Cardiovascular Imaging Systems from 1989 to 1991, both of which were acquired by Boston Scientific Corporation. Mr. Pomeranz earned a M.Sc. in biomedical engineering from the University of Miami. Mr. Pomeranz was selected as a director due to his history as a director of Motus GI Medical Technologies Ltd. and his business and leadership experience in the medical technology sector; his broad scientific background is also seen as an asset to us.

David P. Hochman, Chairman of the Board

Mr. Hochman has served as the Chairman of our Board since 2016, and as Chairman of the Board of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, since 2011. Since May 2018, he has been Chairman and Chief Executive Officer of Orchestra BioMed, Inc., a biomedical innovation company focused on bringing high-impact procedure-based therapeutic innovations to life through risk-reward sharing partnerships. From 2006 until 2019, he served as Managing Partner of Orchestra Medical Ventures, LLC, an investment firm that employed a strategy to create, build and invest in medical technology companies intended to generate substantial clinical value. Mr. Hochman has also served as President of Accelerated Technologies, Inc., a medical device accelerator company previously managed by Orchestra Medical Ventures, LLC, and now a wholly owned subsidiary of Orchestra BioMed, Inc. Mr. Hochman has over twenty-four years of medical innovation, entrepreneurial, venture capital and investment banking experience. He was a co-founder of Caliber Therapeutics, Inc., a wholly owned subsidiary of Orchestra BioMed, Inc., and was on the Board of Caliber Therapeutics, Inc. from 2009 until 2018. He was a co-founder of BackBeat Medical, Inc., a wholly owned subsidiary of Orchestra BioMed, Inc., and served as its President and a member of its Board since inception in 2010 until 2018. He was a co-founder of FreeHold Surgical, Inc., a wholly owned subsidiary of Orchestra BioMed, Inc., and served as a member of its Board from 2011 until 2018. Mr. Hochman served as a board member of Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP), a clinical-stage drug development company pioneering transformative medicines that target the endocannabinoid system, from 2013 until 2020. He also served as a director of Adgero Biopharmaceuticals Holdings, Inc until 2020 when it was acquired by Kintara Therapeutics, Inc. (NASDAQ: KTRA). Prior to joining Orchestra Medical Ventures LLC, Mr. Hochman was Chief Executive Officer of Spencer Trask Edison Partners, LLC, an investment partnership focused on development stage healthcare companies. He was also Managing Director of Spencer Trask Ventures, Inc. during which time he led financing transactions for over twenty early-stage companies. From 1999 to 2006 Mr. Hochman was a board advisor of Health Dialog Services Corporation, a leader in collaborative healthcare management that was acquired in 2008 by the British United Provident Association. From 2005 to 2007, he was a co-founder and board member of PROLOR Biotech, Inc., a biopharmaceutical company developing longer lasting versions of approved therapeutic proteins, which was purchased by Opko Health (NYSE: OPK) in 2013. He is also President and a Board Member of the Mollie Parnis Livingston Foundation, a family foundation. He has a B.A. degree with honors from the University of Michigan. Mr. Hochman was selected as a director due to his history as a director of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, his leadership experience at other public companies, including medical technology companies, his financial experience and his expertise in governance matters.

6

Darren Sherman, Director

Mr. Sherman has been a director of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, since 2011 and has served on our Board since December 2016. Since May 2018, Mr. Sherman has been President, Chief Operations Officer and a member of the Board of Orchestra BioMed, Inc., a biomedical innovation company focused on bringing high-impact procedure-based therapeutic innovations to life through risk-reward sharing partnerships. Mr. Sherman has over 24 years of management and entrepreneurial experience in the medical technology industry spanning interventional cardiology, cardiac electrophysiology, sudden cardiac death, stroke, surgery, GI, and neurovascular therapies. From 2009 until December 2019, Mr. Sherman served as Managing Partner of Orchestra Medical Ventures, LLC, an investment firm that employed a strategy to create, build and invest in medical technology companies intended to generate substantial clinical value. Mr. Sherman has also served as Chief Technical Officer of Accelerated Technologies, Inc. (ATI), a medical device accelerator company managed by Orchestra Medical Ventures, LLC, from 2008 to 2019, and now a wholly owned subsidiary of Orchestra BioMed, Inc. From 2009 until March 2018, Mr. Sherman served as Chief Executive Officer and a director of Caliber Therapeutics, Inc., from 2012 until March 2019 served as Chief Executive Officer and a director of FreeHold Surgical, Inc., and from 2009 until March 2019 he served as a director of BackBeat Medical, Inc., each of which entities are now wholly owned subsidiary of Orchestra BioMed, Inc. From 2009 until 2016, he served on the board of directors of Vivasure Medical Limited, a medical device company based in Galway, Ireland. Prior to joining Orchestra Medical Ventures, LLC, from February 2002 until March 2008, Mr. Sherman held various positions in executive management for Cordis Neurovascular (CNV), a Johnson & Johnson company, including Executive Director R&D and Director of Strategic Marketing for stroke products. From January 1997 until February 2002, Mr. Sherman played an integral role in the formation and development of Revivant Corp (acquired by Zoll Medical Corporation) while working at Fogarty Engineering. He was Revivant Corp’s first employee and managed the design, development, and testing of the AutoPulse device from concept through market introduction. From January 1995 until January 1997, Mr. Sherman held positions in research and development for Cardiac Pathways Corp., prior to its acquisition by Boston Scientific. Prior to Cardiac Pathways Corp., he worked at Baxter Healthcare. In each of these companies, he participated in the creation, development and launch of products. Mr. Sherman has authored more than eighty-five U.S. patents and has over one-hundred additional published applications. He earned a BS degree in Bioengineering from the University of California, San Diego. Mr. Sherman was selected as a director due to his history as a director of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, and his leadership experience at other companies, including medical technology companies.

Sonja Nelson, Director

Ms. Nelson has served on our board of directors since June 2021. In June 2021, Ms. Nelson began serving as the Chief Financial Officer of Ambrx Biopharma, Inc, (NYSE: AMAM). Prior to that, Ms. Nelson, served as the Senior Vice President, Finance, of ImmunityBio, Inc. (NASDAQ: IBRX), from March 2021 to June 2021. Ms. Nelson served as the Chief Financial Officer of NantKwest, Inc. from June 2018 to March 2021, at which time NantKwest, Inc. merged with ImmunityBio, Inc. (NASDAQ: IBRX). Ms. Nelson previously served as the Chief Accounting Officer of NantKwest, Inc. from May 2016 to June 2018 and as the VP/Corporate Controller of NantKwest, Inc. from November 2015 to May 2016. Ms. Nelson also served as a director of Inex Bio (a subsidiary of NantKwest, Inc., now merged with ImmunityBio, Inc. (NASDAQ: IBRX)) from October 2017 to June 2021. Prior to joining NantKwest, Inc., Ms. Nelson was Vice President and Corporate Controller at AltheaDx, Inc. from July 2014 through October 2015. Previously, Ms. Nelson was Senior Director and Controller at Cadence Pharmaceuticals, Inc. (acquired by Mallinckrodt plc) from May 2012 through June 2014. Prior to that, Ms. Nelson was Director, General Accounting at Cricket Communications, Inc. (acquired by AT&T, Inc.) from September 2008 through May 2012. Ms. Nelson began her career with KPMG LLP, holds a Bachelor’s degree in business administration with specialization in taxation and auditing from the University of Applied Sciences in Pforzheim, Germany, and is a Certified Public Accountant. Ms. Nelson was selected as a director due to her management experience with pharmaceutical and consumer health products, and her financial and accounting experience.

7

Shervin J. Korangy, Director

Mr. Korangy has served on our Board since March 2017. Mr. Korangy also serves as the President and Chief Executive Officer of BVI Medical, Inc., a leading global developer, manufacturer and marketer of specialized surgical devices for the ophthalmic marketplace. Prior to his appointment as CEO of BVI, he served as the Chief Financial Officer and Head of Strategy of BVI. From 2012 to 2017, Mr. Korangy served in various country General Management roles for Novartis Group AG (NYSE: NVS), a global healthcare company, where he worked with medical device, pharmaceutical and consumer health product segments. Prior to that, while part of Novartis Group AG from 2010 to 2012, Mr. Korangy was the Global Head of Corporate Finance, where he was responsible for global M&A, strategy, integrations, BD&L and portfolio planning. He served on the Novartis Finance Leadership Team and the Global Deal Committee. From 1996 to 2010, Mr. Korangy worked in the Private Equity and Restructuring Advisory divisions of the Blackstone Group (NYSE: BX), where he most recently was a Managing Director. Mr. Korangy is a current member of the board of directors (and Chairman of the strategy committee and member of the audit committee) of The Hain Celestial Group (NASDAQ: HAIN), a leading organic and natural products company. Mr. Korangy has also served on the Advisory Board of the McNulty Center for Leadership and Change Management at The Wharton School of the University of Pennsylvania, since January 2019. Mr. Korangy is a former member of the board of directors of Pelican Rouge, a consumer coffee manufacturer and vending business, Ultra Music, an electronic and dance music record label, Graham Packaging, a manufacturer and distributer of custom plastic containers for consumer product companies, Pinnacle Foods (NYSE: PF), a consumer packaged foods manufacturer and distributor and Bayview Financial, an asset manager and loan servicer. Mr. Korangy received his B.S. degree in economics at the Wharton School of the University of Pennsylvania. Mr. Korangy was selected as a director due to his board experience, his management experience with medical device, pharmaceutical and consumer health products, and his financial and accounting experience.

Gary J. Pruden, Director

Mr. Pruden has served on our Board since December 2017. Prior to joining us, from 1985 until 2017, Mr. Pruden held a number of senior commercial leadership positions across both the medical devices and pharmaceutical sectors of Johnson & Johnson (NYSE: JNJ). In April 2004, he became President of the Johnson & Johnson subsidiary, Janssen-Ortho Inc. in Canada. In January 2006, Mr. Pruden was appointed Worldwide President of Ethicon, Inc., a Johnson & Johnson subsidiary, and in 2009 became the Company Group Chairman of Ethicon, Inc. In 2012, he was named Worldwide Chairman of Johnson & Johnson’s Global Surgery Group and in 2015 he became Worldwide Chairman in the Medical Devices division. In April 2016, Mr. Pruden became a member of the Executive Committee at Johnson & Johnson where his official title was Executive Vice President, Worldwide Chairman, Medical Devices. Mr. Pruden also served in several capacities with the Advanced Medical Technology Association (AdvaMed), a medical device trade association, where he participated in negotiations with the FDA. While at AdvaMed Mr. Pruden served as a member of the board of directors, as chair of the AdvaMed Regulatory Committee, and as a member of the AdvaMed Executive Committee. Mr. Pruden serves as an independent board member for Lantheus Holdings, Inc. (NASDAQ: LNTH) (and serves as a member of its Audit committee and the chair of its Compensation committee), OSSIO Inc, (and serves as the chair of its Audit committee) and Avisi Technologies Inc. Mr. Pruden received his B.S. degree in finance at Rider University, where he later served on the Board of Trustees from 2011 until 2015. Mr. Pruden was selected as a director due to his global management and regulatory experience with medical device and pharmaceutical products and his financial experience in leading a large business.

Board Diversity Matrix

In accordance with Nasdaq’s recently adopted board diversity listing standards, we are also disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (As of May 20, 2022)

Total Number of Directors - 7

	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	6	—	—
Number of Directors who identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	2	—	—
Other	—	2	—	—

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

8

CORPORATE GOVERNANCE

Board of Director Composition

Our Board is currently composed of seven directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met 6 times in 2021. Each of the directors attended at least 95% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). We do not have a formal policy requiring members of the Board to attend our annual meetings. Our last annual meeting of stockholders was held on August 11, 2021. All of our directors serving at the time attended last year’s annual meeting.

Director Independence

Our common stock is listed on The NASDAQ Capital Market. Under the rules of The NASDAQ Capital Market, independent directors must comprise a majority of our Board. In addition, the rules of The NASDAQ Capital Market require that all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Compensation committee members must also satisfy the independence criteria established by The NASDAQ Capital Market in accordance with Rule 10C-1 under the Exchange Act. Under the rules of The NASDAQ Capital Market, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Mr. Hochman, Mr. Sherman, Ms. Nelson, Mr. Korangy and Mr. Pruden do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Rules of The NASDAQ Capital Market and the SEC.

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence. We intend to comply with the other independence requirements for committees within the time periods specified above.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee named above are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee. Our Audit Committee consists of Ms. Nelson, Mr. Pruden and Mr. Sherman, with Ms. Nelson serving as the Chair of the Audit Committee. The Audit Committee met 6 times in 2021. Our Board has determined that the directors currently serving on our Audit Committee are independent within the meaning of the NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that Ms. Nelson qualifies as an audit committee financial expert within the meaning of SEC regulations and The NASDAQ Marketplace Rules.

9

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is posted under the “Investors” tab under “Corporate Governance” in our website, which is located at www.motusgi.com.

Compensation Committee. Our Compensation Committee consists of Mr. Hochman, Mr. Pruden and Mr. Korangy, with Mr. Hochman serving as the Chair of the Compensation Committee. The Compensation Committee met 7 times in 2021. Our Board has determined that the three directors currently serving on our Compensation Committee are independent under the listing standards, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee provides advice and makes recommendations to our Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our President, Chief Executive Officer, and other officers and makes recommendations in that regard to our Board as a whole.

The Compensation Committee has directly engaged a compensation consultant, F.W. Cook & Co., to provide advice and recommendations on the structure, amount and form of executive and director compensation and the competitiveness thereof. At the request of the Compensation Committee, the compensation consultant provided, among other things, comparative data from selected peer companies. The compensation consultant reports directly to the Compensation Committee. The Compensation Committee’s decision to hire the compensation consultant was not made or recommended by Company management. The compensation consultant has not performed any work for the Company except with respect to the work that it has done directly for the Compensation Committee.

F.W. Cook & Co. also provides compensation consulting services to Orchestra BioMed, Inc., a former greater than 5% holder of our common stock and entity in which David Hochman, the Chairman of our Board and of the Compensation Committee, serves as a director and as chief executive officer. Our Compensation Committee has considered this business relationship in connection with its continued engagement of F.W. Cook & Co.

Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is posted under the “Investors” tab under “Corporate Governance” in our website, which is located at www.motusgi.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Mr. Sherman, Mr. Pruden and Mr. Korangy, with Mr. Sherman serving as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met 3 times in 2021. The Nominating and Corporate Governance Committee nominates individuals to be elected to the Board by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the NASDAQ listing standards. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is posted under the “Investors” tab under “Corporate Governance” in our website, which is located at www.motusgi.com.

10

Stockholder nominations for directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

●	the name and address of record of the security holder;

●	a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

●	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The positions of our chairman of the Board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and other reports filed with the SEC. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks.

Our Board will satisfy this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight.

11

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL 33301, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, officers and directors. A copy of the code is posted under the “Investors” tab under “Corporate Governance” in our website, which is located at www.motusgi.com. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in filings with the SEC.

Anti-Hedging Policy

Under the terms of our insider trading policy, we prohibit each officer, director and employee, and each of their family members and controlled entities, from engaging in certain forms of hedging or monetization transactions. Such transactions include those, such as zero-cost collars and forward sale contracts, that would allow them to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and to continue to own the covered securities but without the full risks and rewards of ownership.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with us.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

12

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Serving in Position Since
Timothy P. Moran	50	Chief Executive Officer, Director	2018
Mark Pomeranz	61	President, Chief Operating Officer and Director	2018
Andrew Taylor	51	Chief Financial Officer	2017

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Management

Timothy P. Moran, Chief Executive Officer and Director

See description under “Proposal 1”.

Mark Pomeranz, President, Chief Operating Officer and Director

See description under “Proposal 1”.

Andrew Taylor, Chief Financial Officer

Mr. Taylor has served as our Chief Financial Officer since August 2017. Prior to joining us, Mr. Taylor served as the CFO and President of Angel Medical Systems from 2007 until 2017 and has served on the board of directors of Angel Medical Systems, Inc. since 2017. Angel Medical Systems is a medical device company that develops and manufactures ischemia monitoring and alerting systems. While at Angel Medical Systems, Mr. Taylor supervised the majority of the operations and employees in the United States and Brazil, while also overseeing the financial planning and analysis activities, capital raise and licensing efforts, and implementation of capital and operating budgets. From 2005 to 2007, Mr. Taylor was a Practice Leader for AC Lordi Consulting (now part of BDO USA, LLP), where he oversaw staff providing CFO and Controller consulting services. Prior to that, Mr. Taylor was the CFO of Safe3w, Inc. from 2001 to 2005 until its acquisition by iPass, Inc., where he led all accounting and finance functions as well as the fundraising efforts, and negotiated the sale of the company. From 1999 to 2001, Mr. Taylor served as the Vice President of Finance and Administration of Abridge, Inc., where he developed and managed processes for budgeting, forecasting and cash management. Prior to that, Mr. Taylor was a Senior Finance Associate at Delta Air Lines (NYSE: DAL), from 1998 to 1999. Mr. Taylor earned a B.A. in Political Science and Economics at McGill University and his MBA in Finance at Northeastern University, and is CFA Program Level II Candidate.

On December 31, 2018, Angel Medical Systems, Inc. filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On February 11, 2019, the conditions of the Chapter 11 Plan of Reorganization (the “Bankruptcy Plan”) for Angel Medical Systems, Inc. were confirmed by the Bankruptcy Court. On March 29, 2019, the Bankruptcy Plan became effective and Angel Medical Systems, Inc. emerged from its Chapter 11 reorganization as a private company.

13

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation awarded to or earned by our principal executive officer during the fiscal year ended December 31, 2021, our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2021 and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of December 31, 2020. The persons listed in the following table are referred to herein as the “named executive officers”. We had no other executive officers in 2020 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)

Timothy P. Moran (3)	2021	475,000	256,050	250,980	202,758	47,282	(7)	1,241,070
Chief Executive Officer	2020	475,000	262,200	224,035	408,685	558,930	(6)	1,928,850

Mark Pomeranz (4)	2021	385,000	229,025	115,700	93,740	34,837	(8)	858,032
President and Chief Operating Officer	2020	385,000	174,213	87,126	160,766	18,015	(8)	825,120

Andrew Taylor (5)	2021	310,000	115,320	106,800	86,280	42,332	(9)	660,732
Chief Financial Officer	2020	310,000	112,220	99,572	178,695	25,596	(9)	726,083

(1)	Amounts reflect the grant date fair value of option awards granted in 2021 and 2020 in accordance with Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 11 to our Consolidated Financial Statements and the discussion under “Part II-Item 7-Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These amounts do not correspond to the actual value that may be received by the named executive officers if the stock options are exercised.
(2)	Amounts reflects the grant date fair value of stock awards granted in 2021 and 2020 computed in accordance with Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(3)	Timothy P. Moran began serving as our Chief Executive Officer on October 1, 2018.
(4)	Mark Pomeranz began serving as our President and Chief Operating Officer on September 24, 2018. Mark Pomeranz served as our Chief Executive Officer from December 2016 through September 23, 2018.
(5)	Andrew Taylor began serving as our Chief Financial Officer on August 16, 2017.
(6)	$533,333 reflects Employment Buy-Out Payments (as defined below), the remainder relates to corporate and health benefits
(7)	Amounts relate to corporate and health benefits and 401K employer match.
(8)	Amounts relate to corporate and health benefits and 401K employer match.
(9)	Amounts relate to corporate and health benefits and 401K employer match.

Employment Agreements with Our Named Executive Officers

We entered into an employment agreement with Mr. Moran, which became effective on October 1, 2018, on an at-will basis, which contains non-disclosure and invention assignment provisions. Under the terms of Mr. Moran’s employment agreement, he holds the position of Chief Executive Officer and receives a base salary of $475,000 annually (the “Base Salary”). In addition, Mr. Moran is eligible to receive an annual bonus payment (the “Performance Bonus”) in an amount equal to up to sixty percent (60%) of his then-Base Salary (the “Bonus Target”) if our Board determines that he has met the target objectives communicated to him. For the first twelve months of his employment (the period from October 1, 2018 through October 1, 2019), the payout range for the Performance Bonus is between fifty percent (50%) and two hundred percent (200%) of the Bonus Target if our Board determines the objectives have been achieved. Thereafter, subsequent payout parameters will be determined by our Board based upon parameters set by our Board and Mr. Moran for an overall executive bonus program using market data and analysis input from a third-party expert compensation firm.

14

In connection with his employment agreement, Mr. Moran was granted (i) an option, granted on November 8, 2018 to purchase 495,000 shares (the “Initial Option Grant”) of our common stock pursuant to the our 2016 Equity Incentive Plan (the “Plan”), at an exercise price equal to $3.78 per share and (ii) a restricted stock unit award, granted on February 13, 2019, for 165,000 shares of common stock pursuant to the Plan (the “Initial Restricted Stock Unit Award”). The Initial Option Grant vests in substantially equal quarterly installments over three years commencing from October 1, 2018, subject to Mr. Moran’s continued employment by us. The Initial Restricted Stock Unit Award vests in substantially equal quarterly installments over four years commencing from October 1, 2018, subject to Mr. Moran’s continued employment by us. The stock option grant agreement and restricted stock unit award agreements include terms and conditions set forth in our standard forms of such agreements under the Plan. In addition, pursuant to the terms of his employment agreement, Mr. Moran is eligible to receive, from time to time, equity awards under the Plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board or Compensation Committee, in their discretion. Mr. Moran is also eligible to participate in any executive benefit plan or program we adopt. Further, Mr. Moran received employment buy-out payments (the “Employment Buy-Out Payments”) in the amount of $400,000 each on March 1, 2019, November 1, 2019, March 1, 2020 and November 1, 2020.

In the event of death, termination due to disability, termination by us for cause or by Mr. Moran without good reason, Mr. Moran will be entitled to: (i) the amount of his earned, but unpaid salary, prior to the effective date of termination; (ii) reimbursement for any expenses incurred through the effective date of termination; and (iii) any vested amount or benefit as of the effective date of termination. In addition, in the event of death or termination due to disability Mr. Moran will be entitled to the Employment Buy-Out Payments in accordance with the schedule described above. In the event of termination by us without cause or by Mr. Moran for good reason, Mr. Moran will be entitled to receive: (i) the amount of his earned, but unpaid salary, prior to the effective date of termination; (ii) reimbursement for any expenses incurred through the effective date of termination; (iii) any vested amount or benefit as of the effective date of termination; (iv) other than in the event of a termination within twelve months of a change in control, payment as severance twelve months of his Base Salary, or if Mr. Moran is terminated within twelve months of a change in control, payment as severance eighteen months of his Base Salary; (v) other than in the event of a termination within twelve months of a change in control, payment of our portion of the cost of COBRA coverage for twelve months, or if Mr. Moran is terminated within twelve months of a change in control, payment of our portion of the cost of COBRA coverage for eighteen months; (vi) any unpaid portion of the Employment Buy-Out Payments in accordance with the schedule described above; (vii) any earned but unpaid Performance Bonus that relates to the calendar year prior to the calendar year in which termination occurs; and (viii) other than in the event of a termination within twelve months of a change in control, accelerated vesting of any options that otherwise would have vested within twelve months of the termination date, or if Mr. Moran is terminated within twelve months of a change in control, accelerated vesting of all outstanding options.

On September 24, 2018, we entered into an amended and restated employment agreement with Mark Pomeranz, pursuant to which Mr. Pomeranz transitioned from his previous role as President and Chief Executive Officer, into the role of President and Chief Operating Officer as of October 1, 2018.

The amended and restated employment agreement with Mr. Pomeranz became effective on September 24, 2018, provides for employment on an at-will basis, and contains non-disclosure and invention assignment provisions. Under the terms of the amended and restated employment agreement, Mr. Pomeranz holds the position of President and Chief Operating Officer, and receives a base salary of $385,000 annually (the “Pomeranz Base Salary”). In addition, Mr. Pomeranz is eligible to receive (i) for the calendar year ending December 31, 2018, a bonus payment in an amount equal to up to thirty one and one quarter percent (31.25%) (the “2018 Bonus Target”) of his then base salary (the “2018 Bonus”) if our Board determines that he has met the target objectives communicated to him, with a payout range for the 2018 Bonus of between fifty percent (50%) and two hundred percent (200%) of the 2018 Bonus Target, and (ii) effective January 1, 2019 and thereafter an annual bonus payment (the “Pomeranz Performance Bonus”) in an amount equal to up to fifty percent (50%) of the Pomeranz Base Salary if our Board determines that he has met the target objectives communicated to him. Payout parameters for the Pomeranz Performance Bonus will be determined by our Board based upon parameters set by our Board and CEO for an overall executive bonus program using market data and analysis input from a third-party expert compensation firm. In May 2017, pursuant to his original employment agreement, Mr. Pomeranz received a grant of options to purchase up to 511,113 shares of our common stock pursuant to our Equity Incentive Plan with an exercise price of $5.00 per share, of which fifty-three percent (53%) were fully vested when issued, forty percent (40%) vest in a series of twelve (12) successive equal quarterly installments upon the completion of each successive calendar quarter of active service over the three (3) year period measured from the date of grant, as was determined by the Compensation Committee of our Board, and seven percent (7%) will not become fully vested until December 22, 2019. This option was repriced to $4.50 per share in September 2017. Pursuant to the terms of the amended and restated employment agreement, Mr. Pomeranz is also eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board or Compensation Committee, in their discretion. Mr. Pomeranz is also eligible to participate in any executive benefit plan or program we adopt.

15

In the event of termination for cause, or if Mr. Pomeranz terminates voluntarily, Mr. Pomeranz is entitled to: (i) his unpaid salary through and including the date of termination; (ii) any vested amount or benefit; and, (iii) reimbursement of business expenses. In the event of death, termination due to disability, termination without cause, or if Mr. Pomeranz terminates for good reason, Mr. Pomeranz will be entitled to: (i) his unpaid salary through and including the date of termination; (ii) any vested amount or benefit; (iii) reimbursement of business expenses; (iv) payment as severance twelve months of his base salary; (v) payment of the Company’s portion of the cost of COBRA coverage for twelve months; (vi) any earned but unpaid 2018 Bonus or Pomeranz Performance Bonus that relates to the calendar year prior to the calendar year in which termination occurs; and (vii) other than in the event of a termination within twelve months of a change in control, 25% of any unvested options will vest upon termination, or if Mr. Pomeranz is terminated within twelve months of a change in control, accelerated vesting of all outstanding options.

On March 26, 2019, we entered into an amended and restated employment agreement with Andrew Taylor, our Chief Financial Officer.

The amended and restated employment agreement with Mr. Taylor became effective on March 26, 2019, as subsequently amended on March 15, 2021, provides for employment on an at-will basis, and contains non-disclosure and invention assignment provisions. Under the terms of the amended and restated employment agreement, Mr. Taylor holds the position of Chief Financial Officer, and receives a base salary of $310,000 annually (the “Taylor Base Salary”). In addition, Mr. Taylor is eligible to receive, for any bonus period subsequent to December 31, 2019, an annual bonus payment (the “Taylor Performance Bonus”) in an amount equal to up to forty percent (40%) of the Taylor Base Salary if our Board determines that he has met the target objectives communicated to him. Payout parameters for the Taylor Performance Bonus will be determined by our Board based upon parameters set by our Board and CEO for an overall executive bonus program using market data and analysis input from a third-party expert compensation firm. In September 2017, pursuant to his original employment agreement, Mr. Taylor received a grant of options to purchase up to 240,000 shares of our common stock pursuant to our Equity Incentive Plan with an exercise price of $4.50 per share, which vests in a series of twelve (12) successive equal quarterly installments upon the completion of each successive calendar quarter of active service over the three (3) year period measured from the date of grant, as determined by the Compensation Committee of our Board. Pursuant to the terms of the amended and restated employment agreement, Mr. Taylor is also eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board or Compensation Committee, in their discretion. Mr. Taylor is also eligible to participate in any executive benefit plan or program we adopt.

In the event of termination for cause, or if Mr. Taylor terminates voluntarily, Mr. Taylor is entitled to: (i) his unpaid salary through and including the date of termination; (ii) any vested amount or benefit; and, (iii) reimbursement of business expenses. In the event of death, termination due to disability, termination without cause, or if Mr. Taylor terminates for good reason, Mr. Taylor will be entitled to: (i) his unpaid salary through and including the date of termination; (ii) any vested amount or benefit; (iii) reimbursement of business expenses; (iv) payment as severance twelve months of his base salary; (v) payment of the Company’s portion of the cost of COBRA coverage for twelve months; (vi) any earned but unpaid Taylor Performance Bonus that relates to the calendar year prior to the calendar year in which termination occurs; and (vii) other than in the event of a termination within twelve months of a change in control, 25% of any unvested options will vest upon termination, or if Mr. Taylor is terminated within twelve months of a change in control, accelerated vesting of all outstanding equity awards.

16

The employment agreements with Israeli employees of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, contain standard provisions for a company in our industry regarding non-competition, confidentiality of information and assignment of inventions. The enforceability of covenants not to compete in Israel is subject to limitations. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or its intellectual property.

Outstanding Equity Awards at Fiscal Year End - 2020

The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options held as of December 31, 2020.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Option			Number of Shares or		Market Value of Shares or Units of Stock That
Name	Exercisable	Un-exercisable	Exercise Price ($)		Option Expiration Date	Units of Stock That Have Not Vested		Have Not Vested ($)

Timothy P. Moran (CEO)	495,000	-	$3.78	(1)	November 8, 2028	193,230	(9)	90,238
	26,532	2,412	$4.32	(2)	February 13, 2029
	35,292	68,428	$2.16	(3)	February 6, 2030
	200,000	-	$1.17	(4)	June 11, 2030
	190,000	-	$0.74	(5)	November 11, 2030
	32,250	105,750	$1.78	(11)	February 17, 2031

Mark Pomeranz (COO)	67,238	-	$2.38	(6)	April 2, 2024	78,957	(10)	36,873
	511,113	-	$4.50	(7)	May 3, 2027
	117,920	10,721	$4.32	(2)	February 13, 2029
	23,527	16,809	$2.16	(3)	February 6, 2030
	80,000	-	$1.17	(4)	June 11, 2030
	75,000	-	$0.74	(5)	November 11,2030
		48,750	$1.78	(11)	February 17, 2031
	16,250	-	$2.38	(6)	April 2, 2024

Andrew Taylor	240,000	-	$4.50		September 29, 2027	71,578	(10)	33,427
(CFO)	64,856	5,897	$4.32		February 13, 2029
	26,893	19,205	$2.16		February 6, 2030
	90,000	-	$1.17		June 11, 2030
	78,000	-	$0.74		November 11, 2030
	15,000	45,000	1.78		February 17, 2031

(1)	Represents options to purchase shares of our common stock granted on November 8, 2018 with an exercise price of $3.78 per share. The shares underlying the option vest in a series of twelve (12) successive equal quarterly installments commencing on October 1, 2018 and continuing on the first day of each third month thereafter.

17

(2)	Represents options to purchase shares of our common stock granted on February 13, 2019 with an exercise price of $4.32 per share. The shares underlying the option vest in a series of twelve (12) successive equal quarterly installments commencing on May 1, 2019 and continuing on the first day of each third month thereafter.
(3)	Represents options to purchase shares of our common stock granted on February 6, 2020 with an exercise price of $2.16 per share. The shares underlying the option vest in a series of twelve (12) successive equal quarterly installments commencing on May 1, 2020 and continuing on the first day of each third month thereafter.
(4)	Represents options to purchase shares of our common stock granted on June 11, 2020 with an exercise price of $1.17 per share. The shares underlying the option vest on the first anniversary of the date of grant.
(5)	Represents options to purchase shares of our common stock granted on November 11, 2020 with an exercise price of $0.74 per share. The shares underlying the option vest on the first anniversary of the date of grant.
(6)	Represents options to purchase shares of our common stock granted on April 2, 2014, under the Motus GI Medical Technologies LTD Employee Share Option Plan that were outstanding as of the Share Exchange Transaction, which were assumed by the 2016 Equity Incentive Plan (the “2016 Plan”) and continue in effect in accordance with their terms, on an adjusted basis to reflect the Share Exchange Transaction. 61% of the option was vested as of December 31, 2017, with the remaining 39% of the option vesting in full in November 2018.
(7)	Represents options to purchase shares of our common stock granted on May 4, 2017, with an exercise price of $5.00 per share. Fifty-three percent (53%) of the option vested immediately upon grant, forty percent (40%) of the option vests in a series of twelve (12) successive equal quarterly installments commencing on May 4, 2017 and continuing on the first day of each third month thereafter, and the remaining seven percent (7%) of the option vests on December 22, 2019. This option was repriced to $4.50 per share in September 2017.
(8)	Represents options to purchase shares of our common stock granted on September 29, 2017, with an exercise price of $4.50 per share. The shares underlying the option vest in a series of twelve (12) successive equal quarterly installments commencing on December 1, 2017 and continuing on the first day of each third month thereafter.
(9)	Represents RSUs granted on October 1, 2018, February 13, 2019, February 6, 2020, and February 17, 2021. The shares underlying the RSUs granted on October 1, 2018 and February 13, 2019 vest in a series of sixteen (16) successive equal quarterly installments commencing on January 1, 2019 and May 1, 2019 and continuing on the first day of each third month thereafter. The shares underlying the RSUs granted on February 6, 2020 vest in a series of twelve (12) successive equal quarterly installments commencing on May 1, 2020 and continuing on the first day of each third month thereafter. The shares underlying the RSUs granted on February 17, 2021 vest in a series of twelve (12) successive equal quarterly installments commencing on May 1, 2021 and continuing on the first day of each third month thereafter.
(10)	Represents RSUs granted on February 13, 2019, February 6, 2020, and February 17, 2021. The shares underlying the RSUs granted on February 13, 2019 vest in a series of sixteen (16) successive equal quarterly installments commencing on May 1, 2019 and continuing on the first day of each third month thereafter. The shares underlying the RSUs granted on February 6, 2020 vest in a series of twelve (12) successive equal quarterly installments commencing on May 1, 2020 and continuing on the first day of each third month thereafter. The shares underlying the RSUs granted on February 17, 2021 vest in a series of twelve (12) successive equal quarterly installments commencing on May 1, 2021 and continuing on the first day of each third month thereafter.
(11)	Represents options to purchase shares of our common stock granted on February 17, 2021 with an exercise price of $1.78 per share. The shares underlying the option vest in a series of twelve (12) successive equal quarterly installments commencing on February 1, 2021 and continuing on the first day of each third month thereafter.

18

Director Compensation

Director Compensation Table - 2021

The following table sets forth information concerning the compensation paid to certain of our non-employee directors during 2021.

Name	Stock Awards ($) (7)		Option Awards ($) (1)	Total ($)
David Hochman (2)	129,000	(9)	55,400	184,400
Darren Sherman (3)	92,900	(9)	41,550	134,450
Samuel Nussbaum (4)	58,441	(9)	41,550	99,991
Shervin Korangy (5)	89,401	(9)	41,550	130,951
Gary Pruden (6)	99,901	(9)	41,550	141,451
Sonja Nelson (7)	18,937	(8)	41,300	60,237

(1)	Amounts reflect the aggregate grant date fair value of each stock option granted in 2021 in accordance with the Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 11 to our Consolidated Financial Statements and the discussion under “Part II-Item 7-Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in this report. These amounts do not correspond to the actual value that may be received by the directors if the stock options are exercised.
(2)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2021 held by Mr. Hochman was 275,000.
(3)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2021 held by Mr. Sherman was 167,500.
(4)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2021 held by Dr. Nussbaum was 117,500. Dr. Nussbaum ceased being a director upon his death in September 2021.
(5)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2021 held by Mr. Korangy was 132,500.
(6)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2021 held by Mr. Pruden was 117,500.
(7)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2021 held by Ms. Nelson was 50,000.
(8)	Represents the value of common stock issued to Ms. Nelson in lieu of cash compensation in 2021.
(9)	Represents the value of common stock issued in lieu of cash compensation in 2021 and the FV of RSU’s issued in 2021.

Non-Employee Director Compensation Policy

Our board of directors approved a director compensation policy for our directors, effective January 1, 2022. This policy provides for the following cash compensation:

●	each director is entitled to receive a quarterly fee of $7,150;

●	the chairman of our board of directors will receive a quarterly fee of $6,450;

●	the chair of the Audit Committee will receive a quarterly fee of $2,750;

●	each chair of any other board of director committee will receive a quarterly fee of $1,650;

●	each non-employee director sitting on more than two of our board of directors committees will receive an additional quarterly fee of $825;

●	each non-chairperson member of the audit committee, the compensation committee and the nominating and corporate governance committee will receive annual fees of $2,062, $1,375 and $1,375, respectively.

Each non-employee director is also eligible to receive an annual option grant in an amount to be determined annually by our Compensation Committee in consultation with an independent compensation consultant, to purchase shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, which shall vest in two equal annual installments, beginning on the first anniversary of the date of grant, and ending on the second anniversary of the date of grant.

All fees under the director compensation policy will be paid on a quarterly basis in arrears and no per meeting fees will be paid. Effective February 2021, our Board approved a temporary modification to the non-employee director compensation policy to permit payment of the entire 2021 fees in a single grant of our common stock, in lieu of cash compensation, for the quarters ending March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 (the “2021 Fee Grant”). The 2021 Fee Grant was made to each non-employee director on February 17, 2021. Effective January 2022, our Board approved a temporary modification to the non-employee director compensation policy to permit payment of the entire 2022 fees in a single grant of our common stock, in lieu of cash compensation, for the quarters ending March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022 (the “2022 Fee Grant”). The 2022 Fee Grant was made to each non-employee director on January 5, 2022. We will also reimburse non-employee directors for reasonable expenses incurred in connection with attending board of director and committee meetings.

19

Equity Compensation Plan Information

2016 Equity Incentive Plan

On December 14, 2016, our Board adopted our Motus GI Holdings, Inc. 2016 Equity Incentive Plan and 2016 Israeli Sub-Plan to the Motus GI Holdings, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), subject to stockholder approval, which was received on December 20, 2016.

The general purpose of the 2016 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2016 Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2021.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan category	(a)		(b)		(c)(4)
Equity compensation plans approved by security holders(1)	6,655,076	(2)	$2.71	(3)	145,520
Equity compensation plans not approved by security holders	-		$-		-
Total	6,655,076	(2)	$2.71		145,520

(1)	The amounts shown in this row include securities under the 2016 Plan.
(2)	Includes 6,152,562 shares of common stock issuable upon exercise of outstanding options and 502,513 shares of common stock issuable pursuant to outstanding restricted stock units
(3)	The weighted average exercise price does not take into account the shares issuable pursuant to outstanding restricted stock units, which have no exercise price.
(4)	In accordance with the “evergreen” provision in our 2016 Plan, an additional 2,903,016 shares were automatically made available for issuance on the first day of 2022, which represents 6% of the number of shares outstanding on December 31, 2021; these shares are excluded from this calculation.

20

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Motus GI Holdings, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2021 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2021.

2.	The Audit Committee has discussed with representatives of EisnerAmper LLP, the independent public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission.

3.	The Audit Committee has discussed with EisnerAmper LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by EisnerAmper LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Audit Committee of Motus GI Holdings, Inc.

Sonja Nelson, Chair

Gary Pruden

Darren R. Sherman

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

21

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of April 30, 2022 by:

●	each of our stockholders who is known by us to beneficially own 5% or more of our common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our directors and current officers as a group.

Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, April 30, 2022 are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Unless indicated below, the address of each individual listed below is c/o Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 55,059,891 shares of common stock issued and outstanding as of April 30, 2022 plus any shares issuable upon exercise of options or warrants that are exercisable on or within 60 days after April 30, 2022 held by such person or entity.

Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Officers and Directors
Timothy P. Moran (1)	1,416,609	2.51%

Mark Pomeranz (2)	1,043,972	1.86%

David Hochman (3)	690,559	1.25%

Darren Sherman (4)	359,277	* %

Sonja Nelson (5)	125,709	*

Shervin Korangy (6)	319,564	*

Andrew Taylor (7)	638,895	1.15%

Gary Pruden (8)	377,491	*

Directors and Officers as a Group (9 persons)	5,187,265	8.778%

5% Stockholders

None.

1.	Includes 1,049,939 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 30, 2022. Does not include 283,725 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 30, 2022. Includes 303,337 shares of our common stock pursuant to restricted stock unit awards which have vested as of April 30, 2022, or which will be vested within sixty days of April 30, 2022. Does not include 291,031 shares of our common stock issuable upon the vesting of restricted stock units that will not vest within sixty days of April 30, 2022.

22

2.	Includes 927,241 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 30, 2022. Does not include 135,087 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 30, 2022. Includes 100,090 shares of our common stock pursuant to restricted stock unit awards which have vested as of April 30, 2022, or which will be vested within sixty days of April 30, 2022. Does not include 143,126 shares of our common stock issuable upon the vesting of restricted stock units that will not vest within sixty days of April 30, 2022.
3.	Includes (i) 16,572 shares of our common stock held by NSH 2008 Family Trust, a family trust of which Mr. Hochman is a co-trustee and beneficiary and (ii) 110,000 shares of our common stock held by DPH 2008 Trust, a trust of which Mr. Hochman is a co-trustee and beneficiary. Includes 270,000 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 30, 2022. Does not include 55,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 30, 2022. Includes (i) 299 shares of our common stock issuable upon the exercise of warrants, held directly by Mr. Hochman, that are exercisable within sixty days of April 30, 2022 and (ii) 2,019 shares of our common stock issuable upon the exercise of warrants, held by NSH 2008 Family Trust, a family trust of which Mr. Hochman is a co-trustee and beneficiary, that are exercisable within sixty days of April 30, 2022.
4.	Includes 164,375 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 30, 2022. Does not include 53,125 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 30, 2022. Includes 300 shares of our common stock issuable upon the exercise of warrants, held directly by Mr. Sherman, that are exercisable within sixty days of April 30, 2022.
5.	Does not include 75,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 30, 2022.
6.	Includes 129,375 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 30, 2022. Does not include 53,125 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 30, 2022.
7.	Includes 546,244 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 30, 2022. Does not include 133,607 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 30, 2022. Does not include 138,031 shares of our common stock issuable upon the vesting of restricted stock units that will not vest within sixty days of April 30, 2022.
8.	Includes 114,375 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 30, 2022. Does not include 53,125 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 30, 2022.

23

Transactions with Related Persons

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2020 to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average total assets of the Company at year end for the last two completed fiscal years; and

●	any of our directors, executive officers, promoters or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Royalty Payment Rights Certificates - Related Party Participation

Simultaneously with the closing of our IPO in February 2018, all 1,581,128 previously outstanding shares of our Series A Convertible Preferred Stock were converted, on a one-to-one basis, into an aggregate of 1,581,128 shares of our common stock. In connection with the conversion of the Series A Convertible Preferred Stock we issued Royalty Payment Rights Certificates (the “Royalty Payment Rights Certificates”) to each former holder of our Series A Convertible Preferred Stock, including certain of our directors and executive officers, and certain of our existing stockholders, including stockholders affiliated with certain of our directors including (i) a Royalty Payment Rights Certificate for 0.05% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to David Hochman, the Chairman of our board of directors, (ii) a Royalty Payment Rights Certificate for 0.05% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to Darren Sherman, a member of our board of directors, (iii) Royalty Payment Rights Certificate for an aggregate of 10.79% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to Ascent Biomedical Ventures II, L.P. and Ascent Biomedical Ventures Synecor, L.P., former beneficial owners of more than five percent of our common stock, (iv) a Royalty Payment Rights Certificate for 6.31% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to Orchestra Medical Ventures II, L.P., a former beneficial owner of more than five percent of our common stock, (v) a Royalty Payment Rights Certificate for 4.11% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to Orchestra MOTUS Co-Investment Partners, LLC, a former beneficial owner of more than five percent of our common stock, (vi) a Royalty Payment Rights Certificate for 4.00% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to Jacobs Investment Company LLC, an investment firm in which Gary Jacobs, a former member of our board of directors, who resigned as a member of our board of directors effective January 6, 2020, serves as Founder and Managing Director, and (vii) a Royalty Payment Rights Certificate for 16.22% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to Perceptive Life Sciences Master Fund Ltd., a beneficial owner of more than five percent of our common stock. Pursuant to the terms of the Royalty Payment Rights Certificates, if and when we generate sales of the Pure-Vu System, or if we receive any proceeds from the licensing of the Pure-Vu System, then we will pay to the holders of the Royalty Payment Rights Certificates (the “Holders”) the allocation of such royalty payment rights as listed on such Holders Royalty Payment Rights Certificate, a royalty (the “Royalty Amount”) equal to, in the aggregate, in royalty payments in any calendar year for all products:

The Company Commercializes Product Directly	The Rights to Commercialize the Product is Sublicensed by the Company to a third-party
3% of Net Sales*	5% of any Licensing Proceeds**

*	Notwithstanding the foregoing, with respect to Net Sales based Royalty Amounts, (a) no Net Sales based Royalty Amount shall begin to accrue or become payable until we have first generated, in the aggregate, since inception, Net Sales equal to $20 million (the “Initial Net Sales Milestone”), and royalties shall only be computed on, and due with respect to, Net Sales generated in excess of the Initial Net Sales Milestone, and (b) the total Net Sales based Royalty Amount due and payable in any calendar year shall be subject to a cap per calendar year of $30 million. “Net Sales” is defined in the Royalty Payment Rights Certificates.

24

**	Notwithstanding the foregoing, with respect to Licensing Proceeds based Royalty Amounts, (a) no Licensing Proceeds based Royalty Amount shall begin to accrue or become payable until we have first generated, in the aggregate, since inception, Licensing Proceeds equal to $3.5 million (the “Initial Licensing Proceeds Milestone”), and royalties shall only be computed on, and due with respect to, Licensing Proceeds in excess of the Initial Licensing Proceeds Milestone and (b) the total Licensing Proceeds based Royalty Amount due and payable in any calendar year shall be subject to a cap per calendar year of $30 million. “Licensing Proceeds” is defined in the Royalty Payment Rights Certificates.

The royalty will be payable up to the later of (i) the latest expiration date of our patents issued as of December 22, 2016, or (ii) the latest expiration date of any pending patents as of December 22, 2016 that have since been issued or may be issued in the future (which is currently May 2036). Following the expiration of all such patents, the Holders of the Royalty Payment Rights Certificates will no longer be entitled to any further royalties for any period following the latest to occur of such patent expiration.

Between December 12, 2019 and February 24, 2020, we consented to the transfer of Royalty Payment Rights Certificates representing an aggregate of 53.01% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates from certain of our directors and certain of our existing stockholders, including stockholders affiliated with certain of our directors including (i) David Hochman, the Chairman of our board of directors, (ii) Darren Sherman, a member of our board of directors, (iii) Ascent Biomedical Ventures II, L.P. and Ascent Biomedical Ventures Synecor, L.P., former beneficial owners of more than five percent of our common stock, (iv) Orchestra Medical Ventures II, L.P., a former beneficial owner of more than five percent of our common stock, (v) Orchestra MOTUS Co-Investment Partners, LLC, a former beneficial owner of more than five percent of our common stock, (vi) Perceptive Life Sciences Master Fund Ltd., a beneficial owner of more than five percent of our common stock, and (vii) certain other holders of our Royalty Payment Rights Certificates to Orchestra BioMed, Inc., formerly a greater than 5% holder of our common stock and entity in which David Hochman, the Chairman of our board of directors, serves as the Chairman of the board of directors and as chief executive officer, and Darren Sherman, a member of our board of directors, serves as a director and as president and chief operating officer, pursuant to a private transaction between such parties.

License Agreement with Orchestra BioMed, Inc.

In January 2020, we entered into a license agreement (the “License Agreement”) with Orchestra BioMed, Inc., formerly a greater than 5% holder of our common stock and entity in which David Hochman, the Chairman of our board of directors, serves as the Chairman of the board of directors and as chief executive officer, and Darren Sherman, a member of our board of directors, serves as a director and as president and chief operating officer, pursuant to which we granted a license to Orchestra BioMed, Inc. for the use of portions of the office space not being used by us in our leased facility in Fort Lauderdale, Florida (the “Premises”), and a proportionate share of common areas of such Premises, which compromises approximately 35% of the Premises as of January 2020 and will expand incrementally to approximately 60 to 70% of the Premises by September 2024. In January 2020, Orchestra BioMed, Inc. paid us a one-time fee of $28.5 thousand, upon entering into the License Agreement and will continue to pay a monthly license fee to us until the expiration of the License Agreement in September 2024. Aggregate license fees will generally range from approximately $162 thousand to approximately $198 thousand in any given calendar year during the term of the License Agreement.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and named executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest (collectively “related parties”), are not permitted to enter into a transaction with us without the prior consent of our board of directors acting through the Audit Committee or, in certain circumstances, the chairman of the Audit Committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our Audit Committee, or in certain circumstances the chairman of our Audit Committee, for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee, or the chairman of our Audit Committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

Director Independence

Our board of directors undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Mr. Hochman, Mr. Sherman, Dr. Nussbaum (who ceased being a director upon his death in September 2021), Mr. Korangy, Mr. Pruden and Ms. Nelson do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Rules of the Nasdaq Market and the SEC.

25

PROPOSAL 2: RATIFY THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022

The Audit Committee has reappointed EisnerAmper LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees paid for professional services rendered by EisnerAmper LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2021	2020

Audit Fees	$246,421	$186,704
Audit-Related Fees	$-	$-
Tax Fees	$64,470	$33,540
All Other Fees	$-	$-
Total Fees	$310,891	$220,244

Audit Fees

“Audit fees” consist of approximately $182,000 and $171,000 in 2021 and 2020, respectively, of fees for professional services provided in connection with the audit of our annual audited financial statements and the review of our quarterly financial statements, and approximately $64,000 and $16,000 in 2021 and 2020, respectively, of fees for consents and comfort letters provided in connection with the offerings of our common stock.

Tax Fees

“Tax fees” consist of approximately $27,000 and $25,000, in 2021 and 2020, respectively, for services related to tax preparation and filing, and $38,000 and $9,000, in 2021 and 2020, respectively, for tax consulting services associated with tax preparation and filings and intercompany transfer pricing activities.

Procedures for Approval of Fees

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining EisnerAmper LLP’s independence and has determined that such services for fiscal year 2021 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required in AS 1301, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to our board of directors that the audited financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

Representatives of EisnerAmper LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

26

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION, AS AMENDED (THE “CHARTER”), TO EFFECT A
REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF
COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM TWO-FOR-ONE
(2:1) TO TWENTY-FOR-ONE (20:1), AT ANY TIME PRIOR TO THE ONE-
YEAR ANNIVERSARY DATE OF THE ANNUAL MEETING, WITH THE
EXACT RATIO TO BE DETERMINED BY THE BOARD

Our Board has determined that it is advisable and in the best interests of us and our stockholders, for us to amend our Charter (the “Reverse Split Charter Amendment”), to authorize our Board to effect a reverse stock split of our issued and outstanding shares of common stock at a specific ratio, ranging from two-for-one (2:1) to twenty-for-one (20:1) (the “Approved Split Ratios”), to be determined by the Board (the “Reverse Split”). A vote for this Proposal No. 3 will constitute approval of the Reverse Split that, once authorized by the Board and effected by filing the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware, will combine between 2 and 20 shares of our common stock into one share of our common stock. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock issued and outstanding, but will have no effect on our authorized common stock. Because the number of authorized shares of our common stock will not be reduced in connection with the Reverse Split, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock available for issuance in the future.

Accordingly, stockholders are asked to approve the Reverse Split Charter Amendment set forth in Appendix A to effect the Reverse Split consistent with those terms set forth in this Proposal No. 3, and to grant authorization to the Board to determine, in its sole discretion, whether or not to implement the Reverse Split, as well as its specific ratio within the range of the Approved Split Ratios. The text of Appendix A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to implement the Reverse Split.

If approved by the holders of our outstanding voting securities, the Reverse Split would be applied at an Approved Split Ratio approved by the Board prior to the one-year anniversary date of the Annual Meeting and would become effective upon the time specified in the Reverse Split Charter Amendment as filed with the Secretary of State of the State of Delaware. The Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of us and our stockholders.

Purpose and Rationale for the Reverse Split

Avoid Delisting from the Nasdaq. On August 24, 2021, we received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of our common stock for the prior 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). We were provided a compliance period of 180 calendar days from the date of the Minimum Bid Price Notice, or until February 21, 2022, to regain compliance with the Minimum Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). On February 11, 2022, we submitted a request to Nasdaq for a 180-day extension to regain compliance with the Minimum Bid Price Requirement (the “Extension Request”). Nasdaq approved the Extension Request on February 24, 2022. Accordingly, we have 180 calendar days from February 24, 2022, or until August 22, 2022 to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A). If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel.

Failure to approve the Reverse Split may potentially have serious, adverse effects on us and our stockholders. Our common stock could be delisted from Nasdaq because shares of our common stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the Minimum Bid Price Requirement. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our common stock.

As of May 19, 2022, our common stock closed at $0.2748 per share on Nasdaq. The Reverse Split, if effected, would have the immediate effect of increasing the price of our common stock as reported on Nasdaq, therefore reducing the risk that our common stock could be delisted from Nasdaq.

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board has approved resolutions proposing the Reverse Split Charter Amendment to effect the Reverse Split and directed that it be submitted to our stockholders for approval at the Annual Meeting.

Management and the Board have considered the potential harm to us and our stockholders should Nasdaq delist our common stock from trading. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

Other Effects. The Board also believes that the increased market price of our common stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock. The Reverse Split could help increase analyst and broker’s interest in common stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

27

Our Board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

In addition, because the number of authorized shares of our common stock will not be reduced, the Reverse Split will result in an effective increase in the number of authorized and unissued shares of our common stock. The effect of the relative increase in the amount of authorized and unissued shares of our common stock would allow us to issue additional shares of common stock in connection with future financings, strategic transactions, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of common stock, convertible preferred stock and warrants, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our common stock and have the desired effect of maintaining compliance with Nasdaq.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our common stock so that we are able to regain and maintain compliance with the Nasdaq minimum bid price requirement. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our common stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The proposed Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be harmed by the proposed Reverse Split given the reduced number of shares of common stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

Determination of the Ratio for the Reverse Split

If Proposal No. 3 is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of two-for-one (2:1) or exceed a ratio of twenty-for-one (20:1). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Split. The Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of common stock issued and outstanding as of April 30, 2022, after completion of the Reverse Split, we will have between 2,752,995 and 27,529,946 shares of common stock issued and outstanding, depending on the Approved Split Ratio selected by the Board.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split.

The following table contains approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a 2:1 to 20:1 Reverse Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of April 30, 2022.

28

After Each Reverse Split Ratio

	Current	2:1	7:1	14:1	20:1
Common Stock Authorized(1)	115,000,000	115,000,000	115,000,000	115,000,000	115,000,000
Common Stock Issued and Outstanding	55,059,891	27,529,946	7,865,699	3,932,849	2,752,995
Number of Shares of Common Stock Reserved for Issuance (2)	16,874,975	8,437,488	2,410,711	1,205,355	843,749
Number of Shares of Common Stock Authorized but Unissued and Unreserved	43,065,134	79,032,566	104,723,590	109,861,796	111,403,256
Price per share, based on the closing price of our common stock on May 19, 2022	$0.2748	$0.5496	$1.9236	$3.8472	$5.4960

(1) The Reverse Split will not have any impact in the number of shares of common stock we are authorized to issue under our Charter.

(2) Includes (i) warrants to purchase an aggregate of 7,892,984 shares of common stock with a weighted average exercise price of $2.54 per share, (ii) options to purchase an aggregate of 8,046,979 shares of common stock with a weighted average exercise price of 2.17 per share, (iii) 645,372 shares of common stock underlying unvested restricted stock units and (iv) 289,640 shares of common stock reserved for future issuance under the 2016 Omnibus Equity Incentive Plan.

After the effective date of the Reverse Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on Nasdaq under the symbol “MOTS”, assuming that we are able to regain compliance with the minimum bid price requirement, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the vesting, exercise or conversion of the following outstanding derivative securities issued by us, in accordance with the Approved Split Ratio (all figures are as of April 30, 2022 and are on a pre-Reverse Split basis), including:

●	645,372 shares of common stock underlying unvested or unissued restricted stock units outstanding as of April 30, 2022; and
●	7,892,984 shares of common stock issuable upon the exercise of warrants outstanding as of April 30, 2022, with a weighted average exercise price of $2.54 per share.
●	8,046,979 shares of common stock issuable upon the exercise of options outstanding as of April 30, 2022, with a weighted average exercise price of $2.17 per share

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

29

Effect on Stock Option Plans

As of April 30, 2022, we had 645,372 shares of common stock underlying unvested restricted stock units, as well as 289,640 shares of common stock available for issuance under our 2016 Omnibus Equity Incentive Plan (the “2016 Plan”). Pursuant to the terms of the 2016 Plan, the Board, or a designated committee thereof, as applicable, will adjust the number of shares of common stock underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the 2016 Plan to equitably reflect the effects of the Reverse Split. The number of shares subject to vesting under restricted stock awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future grant under the 2016 Plan will be similarly adjusted.

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Reverse Split Charter Amendment with the office of the Secretary of State of the State of Delaware. On the effective date, shares of common stock issued and outstanding shares of common stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with the Approved Split Ratio set forth in this Proposal No. 3. If the proposed Reverse Split Charter Amendment is not approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our common stock on the Nasdaq during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

Upon stockholder approval of this Proposal No. 3, if the Board elects to implement the proposed Reverse Split, stockholders owning fractional shares will be paid out in cash for such fractional shares. For example, assuming the Board elected to consummate an Approved Split Ratio of 5:1, if a stockholder held six shares of common stock immediately prior to the Reverse Split, then such stockholder would be paid in cash for the one share of common stock but will maintain ownership of the remaining share of common stock.

Record and Beneficial Stockholders

If the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by the Board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

30

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND
SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of common stock would remain unchanged at $0.0001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal No. 3 and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses stockholders who hold common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

A stockholder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Split. A stockholder of our common stock will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service. Stockholders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

In accordance with our Charter and Delaware law, approval and adoption of this Proposal No. 3 requires the affirmative vote of at least a majority of our issued and outstanding voting securities. Abstentions and broker non-votes, if any, with respect to this proposal will have the same practical effect as a vote against this proposal.

31

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE
CHARTER TO EFFECT THE REVERSE SPLIT.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2023 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2023 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended must be received by us no later than January 20, 2023 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, Attn.: Secretary.

Our bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2023 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than April 1, 2023 and no earlier than March 2, 2023; provided, however, that in the event the Annual Meeting is scheduled to be held more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by our Secretary at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by us. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, Attn.: Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the SEC may be obtained without charge by writing to Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, Attn.: Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on May 13, 2022. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2021 and certain other related financial and business information are contained in our Annual Report on Form 10-K, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, Attn.: Secretary, or by phone at (954) 541-8000. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

32

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Timothy P. Moran
Timothy P. Moran
Chief Executive Officer

May 20, 2022
Ft. Lauderdale, FL

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

855-200-8274

33

APPENDIX A

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

MOTUS GI HOLDINGS, INC.

A Delaware Corporation

Motus GI Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That a resolution was duly adopted on ______, 2022, by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment at an annual meeting of stockholders held on June 30, 2022, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The proposed amendment is set forth as follows:

Article V of the Certificate of Incorporation of the Corporation, as amended to date, be and hereby is further amended by inserting the following at the end of Section A of Article V:

Upon the filing and effectiveness (“Effective Time”) of this amendment to the Certificate of Incorporation of the Corporation, a __-for-one reverse stock split (the “Reverse Split”) of the Corporation’s Common Stock shall become effective, pursuant to which each __ shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (“Old Common Stock”) shall be combined and converted into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (“New Common Stock”), with no corresponding reduction in the number of authorized shares of our Common Stock.

No fractional shares of Common Stock will be issued in connection with the Reverse Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the exchange the Corporation is currently trading during regular trading hours for the five consecutive trading days immediately preceding the date of the Effective Time of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split).

Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by the certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: That said amendment will have an Effective Time of 5:00 P.M., Eastern Time, on the filing date of this Certificate of Amendment to the Certificate of Incorporation

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this ___ day of ___, 20__.

MOTUS GI HOLDINGS, INC.

By:
Name:	Timothy P. Moran
Title:	Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

MOTUS GI HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 29, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors
   (1) Timothy P. Moran
   (2) Mark Pomeranz
   (3) David Hochman
   (4) Darren Sherman
   (5) Sonja Nelson
   (6) Shervin Korangy
   (7) Gary J Pruden

FOR all Nominees listed to the left ☐ **WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left) ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. Ratification of EisnerAmper LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2022**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The Proxy Statement and our 2021 Annual Report to Stockholders are available at https://www.cstproxy.com/motusgi/2022

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MOTUS GI HOLDINGS, INC.

The undersigned appoints Timothy P. Moran and Andrew Taylor, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Motus GI Holdings, Inc. held of record by the undersigned at the close of business on May 13, 2022 at the Annual Meeting of Stockholders of Motus GI Holdings, Inc. to be held on June 30, 2022, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)